Exhibit 99.3

Cyrus Networks, LLC

FINANCIAL STATEMENTS

March 31, 2010 and 2009

UNAUDITED

Cyrus Networks, LLC
Condensed Balance Sheet (Unaudited)
March 31, 2010

March 31, 2010
Assets

Current Assets
Cash	$10,090,629
Accounts receivable, net of allowance of $224,538	6,223,418
Prepaid expenses and other	3,021,216

Total current assets	19,335,263

Property and Equipment, at Cost
Buildings and improvements	138,354,859
Process equipment	6,249,151
Computer hardware	2,098,106
Software	481,026
Office furniture and equipment	597,422

147,780,564
Less accumulated depreciation and amortization	(13,484,128)

Depreciable property and equipment, net	134,296,436
Construction in progress	5,677,531

Total property and equipment, net	139,973,967

Other Assets
Goodwill	62,854,019
Intangible assets, net	24,831,667
Deferred costs, net	8,074,329
Other	151,049

Total other assets	95,911,064

Total Assets	$255,220,294

Liabilities and Member’s Equity
Current Liabilities
Current maturities of long-term debt	$2,500,000
Accounts payable	4,982,473
Accrued expenses	2,233,335
Unearned revenue	4,507,475
Deferred installation charges	3,903,765
Accrued interest	703,125

Total current liabilities	18,830,173

Long-term Debt, Net of Current Portion	97,500,000

Other Long-term Obligations	29,059,340

Deferred Installation Charges, Net of Current Portion	7,848,434

Total liabilities	153,237,947

Member’s Equity	101,982,347

Total Liabilities and Member’s Equity	$255,220,294

See Notes to Condensed Financial Statements

Cyrus Networks, LLC

Condensed Statements of Income (Unaudited)

Three Months Ended March 31, 2010 and 2009

	Three Months Ended March 31,
	2010	2009

Net Sales	$18,333,425	$11,825,242

Cost of Sales	4,826,893	3,591,658

Gross Profit	13,506,532	8,233,584

Operating Expenses
General and administrative	2,248,953	1,224,282
Selling and marketing	1,034,381	757,178
Depreciation and amortization	3,473,311	1,711,162

	6,756,645	3,692,622

Operating Income	6,749,887	4,540,962

Other Income (Expense)
Interest expense	(2,851,264)	(2,015,227)
Rental income	—	68,670
Other income, net	1,687	31,622

	(2,849,577)	(1,914,935)

Income Before Income Taxes	3,900,310	2,626,027

Provision for Income Taxes
Texas franchise tax	126,000	75,000

Net Income	$3,774,310	$2,551,027

See Notes to Condensed Financial Statements

Cyrus Networks, LLC

Condensed Statements of Member’s Equity (Unaudited)

Three Months Ended March 31, 2010 and 2009

	Three Months Ended March 31,
	2010	2009

Member’s equity, beginning balance	$97,787,406	$61,893,465

Capital contributions (including non-cash stock compensation)	420,631	—

Net income	3,774,310	2,551,027

Member’s equity, ending balance	$101,982,347	$64,444,492

See Notes to Condensed Financial Statements

Cyrus Networks, LLC

Condensed Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2010 and 2009

	Three Months Ended March 31,
	2010	2009
Operating Activities
Net income	$3,774,310	$2,551,027
Items not requiring cash:
Depreciation and amortization	3,473,310	1,711,162
Provision for bad debts	30,000	101,000
Loss on sale of property and equipment	18,500	—
Stock compensation expense	420,631	—
Noncash interest expense	607,729	302,209
Changes in:
Accounts receivable	(1,316,877)	1,140,977
Deferred costs	447,350	15,717
Unearned revenue	(122,274)	529,991
Accounts payable and accrued expenses	467,895	(3,774,638)
Deferred installation charges	121,321	547,250
Other assets and liabilities	(279,936)	(1,381,149)

Net cash provided by operating activities	7,641,959	1,743,546

Investing Activities
Purchases of property and equipment	(6,885,693)	(3,677,657)
Return of escrow on Houston lease	2,400,000	—

Net cash used in investing activities	(4,485,693)	(3,677,657)

Financing Activities
Borrowing on revolving facility	—	2,000,000
Principal payments on long-term debt	—	(101,031)
Payments on lease obligations	(308,541)	(75,247)

Net cash used in financing activities	(308,541)	1,823,722

Increase (Decrease) in Cash	2,847,725	(110,389)

Cash, Beginning of Period	7,242,904	1,314,865

Cash, End of Period	$10,090,629	$1,204,476

See Notes to Condensed Financial Statements

Cyrus Networks, LLC

Notes to Condensed Financial Statements

March 31, 2010

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Cyrus Networks, LLC (the Company) is a wholly owned subsidiary of Cy-One Parent LLC (the Parent Company) and is a Delaware limited liability company. The Parent Company is a wholly owned subsidiary of Cy-One Holdings LLC (Holdings), is a Delaware limited liability company and a guarantor for the Company’s debt.

The Company earns revenues predominately from providing information technology infrastructure and colocation services for businesses in Houston, Dallas and Austin, Texas, and surrounding areas.

Basis of Presentation

The Condensed Financial Statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, include all adjustments necessary for a fair presentation of the results of operations, financial position and cash flows for each period presented. The Company has evaluated subsequent events through May 20, 2010.

The adjustments referred to above are of a normal and recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC rules and regulations.

These Condensed Financial Statements should be read in conjunction with the Company’s 2009 audited financial statements. Operating results for the three months ended March 31, 2010, are not necessarily indicative of the results expected in subsequent quarters or for the year ending December 31, 2010.

Recently Issued Accounting Standards

In September 2009, new accounting guidance under ASC 605 related to revenue arrangements with multiple deliverables was issued. The guidance addresses the unit of accounting for arrangements involving multiple deliverables, how arrangement consideration should be allocated to the separate units of accounting and eliminates the criterion that objective and reliable evidence of fair value of any undelivered items must exist for the delivered item to be considered a separate unit of accounting. Such guidance is effective for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has not yet assessed the impact of this guidance on the Company’s financial statements.

In September 2009, new accounting guidance under ASC 605 was issued regarding tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. Such guidance is effective for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has not yet assessed the impact of this guidance on the Company’s financial statements.

Cyrus Networks, LLC

Notes to Condensed Financial Statements

March 31, 2010

Note 2: Acquired Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at March 31, 2010, were as follows:

	Gross Carrying Amount	Accumulated Amortization

Customer relationships	$24,400,000	$4,473,333
Trade name	5,400,000	495,000

	$29,800,000	$4,968,333

The acquired intangible assets have a weighted-average useful life of approximately 18 years. Amortization expense for the three months ended March 31, 2010 and 2009, was $451,666.

Note 3: Revolving Loan

The Company has a $25,000,000 revolving line of credit expiring in 2014, the available portion of which is determined partially based on the amount of other debt outstanding, as well as a multiple of the previously reported last three months’ earnings before interest, taxes, depreciation and amortization (as defined under the Amended and Restated Credit Agreement). At March 31, 2010, there was no amount borrowed against this line of credit. Any outstanding balance shall be due and payable in full if a change in control occurs. In addition, certain principal payments are required if the Company sells property, incurs allowed mortgage debt or achieves excess cash flow (as defined under the Amended and Restated Credit Agreement). The line of credit is collateralized by a first lien on substantially all the assets of the Company. The Company has the option to pay interest based on either the prime rate or LIBOR, plus a margin determined by the Company’s total leverage ratio for the previously reported quarter.

Cyrus Networks, LLC

Notes to Condensed Financial Statements

March 31, 2010

Note 4: Long-term Debt

Term loan (A)	$100,000,000
Delayed Draw Term Loan (DDTL) (B)	—

100,000,000
Less current maturities	2,500,000

Total long-term debt	$97,500,000

(A)	Principal payments are due quarterly as specified under the Amended and Restated Credit Agreement and commence on December 31, 2010. Any outstanding balance shall be due and payable in full if a change in control occurs. In addition, certain principal payments are required if the Company sells property, incurs allowed mortgage debt or achieves excess cash flow (as defined under the Amended and Restated Credit Agreement). The Company has the option to pay interest based on either the prime rate or LIBOR, with a LIBOR floor of 2.00 percent, plus a margin determined by the Company’s total leverage ratio for the previously reported quarter. At March 31, 2010, the Company had this principal balance under a LIBOR loan, plus 5.50 percent or 7.50 percent. The terms of the Amended and Restated Credit Agreement also place certain restrictions on payments to the member and others. This loan is secured by substantially all of the assets of the Company and matures November 20, 2014.

(B)	The DDTL funds available for withdrawal totaled $25,000,000 as calculated under the Amended and Restated Credit Agreement through November 20, 2011. Quarterly principal payments are due starting December 31, 2011, as specified under the Amended and Restated Credit Agreement. Any outstanding balance shall be due and payable in full if a change in control occurs. In addition, certain principal payments are required if the Company sells property, incurs allowed mortgage debt or achieves excess cash flow (as defined under the Amended and Restated Credit Agreement). The Company has the option to pay interest based on either the prime rate or LIBOR, with a LIBOR floor of 2.00 percent, plus a margin determined by the Company’s total leverage ratio for the previously reported quarter. The Company had not made any draws against the DDTL funds at March 31, 2010. The terms of the Amended and Restated Credit Agreement also place certain restrictions on payments to the member and others. This loan is secured by substantially all of the assets of the Company and matures November 20, 2014.

Note 5: Other Long-term Obligations

The Company leases data center facilities and equipment used in its operations, some of which are required to be recorded in accordance with Accounting Standards Codification (ASC) 840, Leases. In certain situations, this guidance requires initial recording of the assets for which the Company is considered to be the owner due to lessee involvement in the assets’ construction at estimated fair value and offsetting amounts as liabilities.

Cyrus Networks, LLC

Notes to Condensed Financial Statements

March 31, 2010

At March 31, 2010, the Company had $29,059,340 of total long-term obligations relating to certain leases, all of which are recorded as long term on the balance sheet. For the three months ended March 31, 2010 and 2009, the Company recorded $607,727 and $302,209, respectively, of interest expense related to other long-term obligations.

Note 6: Operating Leases

Noncancellable operating leases for operational facilities, offices and equipment expire in various years through 2012. The facility leases typically contain renewal options for additional five-year terms and require the Company to pay its proportional share of all executory costs (property taxes, maintenance and insurance). In addition, the Company has a noncancellable ground lease for one of its buildings in Houston. This lease expires in 2066.

On March 3, 2010, the Company entered into a lease amendment for its Lewisville facility. The lease amendment expands the amount of space leased by 27,758 square feet, commences on March 3, 2010, and has an initial term of 13 years and six months with two five-year renewal options. In addition, the lease amendment extended the term on approximately 60,000 square feet of previously leased space at the same location by approximately four years.

Note 7: Unit Incentive Plan

Under the Holdings’ Amended and Restated Limited Liability Company Agreement dated July 3, 2007, Holdings is authorized to issue an unlimited number of Class C units. These shares are used as incentives for executive management and other employees as part of the Company’s overall compensation plan. The vesting of the Class C units differs by individual; but in all cases, one fifth of the units vest in each of the five years following the grant date.

In the event of termination of employment, all non-vested units automatically revert to, and become, the property of Holdings. If the employee is an executive and is terminated for cause or resigns voluntarily when Holdings can demonstrate cause existed, the vested units will be purchased from the employee for an aggregate purchase price of $1. For all other cases where the executive employee resigns voluntarily, Holdings may elect to purchase all or any portion of the vested units at fair market value, as defined in the Incentive Share Agreements. For employees other than executives receiving the Class C shares, all vested and non-vested shares forfeit back to Holdings upon termination of employment.

Cyrus Networks, LLC

Notes to Condensed Financial Statements

March 31, 2010

The following table summarizes unit incentive share activity for the three months ended March 31, 2010:

Shares

Outstanding, December 31, 2009	13,770,696
Granted	303,318

Outstanding, March 31, 2010	14,074,014

Vested at March 31, 2010	7,304,763

The Company recognized compensation expense of $420,631 related to Class C units for the three months ended March 31, 2010. There was no compensation expense related to the Class C units recorded during the three months ended March 31, 2009, as the amount was considered immaterial to the financial statements due to the insignificant value of the Class C units at the date of grant. As of March 31, 2010, there was $428,661 of unrecognized compensation expense related to the Class C units, which is expected to be recognized over a weighted-average period of approximately two years. At March 31, 2010, the aggregate intrinsic value of these Class C units was approximately $39,407,239.

For Class C units issued in the first quarter of 2010, the weighted-average fair value at the dates of grant were estimated at $2.80 per unit using the payment expected to be received for each Class C unit based on the purchase price stated in the Letter of Intent signed in March 2010 and definitive agreement signed in May 2010 between the Company and Cincinnati Bell Inc. and Cincinnati Bell Technology Solutions Inc. (see Note 9).

Note 8: Disclosures About Fair Value of Assets and Liabilities

The carrying value of the Company’s financial instruments does not materially differ from their estimated fair values as of March 31, 2010.

Note 9: Subsequent Event

On May 12, 2010, the Company entered into an Equity Purchase Agreement (the Purchase Agreement) pursuant to which Cincinnati Bell Inc. and Cincinnati Bell Technology Solutions Inc. (the Buyer) will acquire the equity interests of the Company for $525,000,000 in cash, less any indebtedness and transaction fees and other amounts, and subject to customary working capital and capital expenditure adjustment, as provided in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, indemnities and covenants, including certain customary operating restrictions on the conduct of the business of the Company during the period from the execution of the Purchase Agreement to the closing of the acquisition. The Purchase Agreement requires that the Buyer use commercially reasonable efforts to arrange the Financing (as defined in the Purchase Agreement) and, if the Financing becomes unavailable, to arrange alternative financing on terms no less favorable to the Buyer. The Company is required to cooperate with the Buyer in connection with the arrangement of the Financing.

Cyrus Networks, LLC

Notes to Condensed Financial Statements

March 31, 2010

Each party’s obligation to consummate the acquisition is conditioned upon the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, as described in the Purchase Agreement. The obligation of the Buyer to consummate the acquisition at the closing is not conditioned upon the availability of financing. The Company expects the closing of the acquisition to occur by the end of the second quarter of 2010.

The Purchase Agreement also reflects that the Buyer has entered into new employment agreements with four executive officers of the Company, which provide they will remain in their roles as executive officers of the Company after the closing of the acquisition.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement.